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                                                               Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70761, 333-29483, 333-90231 and 333-88532) and on
Form S-8 (Nos. 333-69895, 33-67962, 333-87413, 333-42942, 333-42944,
333-73738, 333-73740, 333-88398, 333-91906 and 333-97987) of Ohio Casualty
Corporation and subsidiaries of our report dated February 14, 2003, with respect to the consolidated financial statements and schedules of Ohio Casualty Corporation and subsidiaries included in the Annual Report to Shareholders on Form 10-K for the years ended December 31, 2002 and 2001.




/s/ Ernst & Young LLP

Ernst & Young LLP
Cincinnati, Ohio
March 22, 2003